EXHIBIT 5.2

[HUNTON & WILLIAMS LOGO]                         HUNTON & WILLIAMS LLP
                                                 BANK OF AMERICA PLAZA
                                                 SUITE 3500
                                                 101 SOUTH TRYON STREET
                                                 CHARLOTTE, NORTH CAROLINA 28280

                                                 TEL 704 o 378 o 4700
                                                 FAX 704 o 378 o 4890



                               September 5, 2003



Asset Backed Funding Corporation
214 North Tryon Street
Charlotte, North Carolina 28255

Ladies and Gentlemen:

      We have acted as your counsel in connection with the proposed offering and sale from time to time of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), pursuant to the registration statement filed with the Securities and Exchange Commission (the "Commission") on September 5, 2003, as amended (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers the Certificates and the Notes to be sold by Asset Backed Funding Corporation (the "Company") in one or more series (each, a "Series") of Securities. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee"), and a servicer (the "Servicer") or a master servicer (the "Master Servicer") to be identified in the Prospectus Supplement for such Series of Certificates. Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between the Company and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes. A form of Pooling and Servicing Agreement is incorporated by reference from an exhibit to the registration statement on Form S-3 (File No. 333-90830) and a form of Indenture is incorporated by reference from an exhibit to the registration statement on Form S- 3 (File No. 333-32857). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

      We have examined originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Company, and such public documents and records as we have deemed necessary as a basis for the opinions hereinafter expressed.

      ATLANTA AUSTIN BANGKOK BRUSSELS CHARLOTTE DALLAS HONG KONG KNOXVILLE LONDON McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SINGAPORE WASHINGTON
                                 www.hunton.com

[HUNTON & WILLIAMS LOGO]


September 5, 2003
Page 2


      Based on the foregoing, we are of the opinion that:

      1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and the Servicer or Master Servicer, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement is sought in a proceeding at law or in equity).

      2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and the Servicer or Master Servicer, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

      3. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Company and an Indenture Trustee, such Indenture will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement is sought in a proceeding at law or in equity).

      4. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Company and an Indenture Trustee, and the Notes of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Notes will be legally and validly issued, fully paid and nonassessable, and the holders of such Notes will be entitled to the benefits of such Indenture.

[HUNTON & WILLIAMS LOGO]


September 5, 2003
Page 3


      We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                          Very truly yours,


                                          /s/ Hunton & Williams LLP